THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ESSENTIAL INNOVATIONS TECHNOLOGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                SECURED TERM NOTE

         FOR VALUE RECEIVED, Essential Innovations Technology Corp., a Nevada corporation (the "Borrower"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Holder") or its registered assigns or successors in interest, on order, the sum of Two Million Dollars in lawful money of the United States (USD$2,000,000), together with any accrued and unpaid interest hereon, on March 2, 2009 (the "Maturity Date") if not sooner paid.

         Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Security and Purchase Agreement dated as of the date hereof between the Borrower and the Holder (as amended, modified or supplemented from time to time, the "Security and Purchase Agreement").

         The following terms shall apply to this Note:

                                    ARTICLE I
                             INTEREST & AMORTIZATION

         1.1 Availability. The Borrower hereby acknowledges and agrees that the advance and availability of the loan of US$2,000,000 by the Holder to the Borrower (the "Loan") shall not be made available by the Holder to the Borrower until all conditions precedent in Section 3.1 have been met to the satisfaction of the Holder in its sole discretion.

         1.2 Interest Rate. Subject to Section 5.7 hereof, interest payable on this Note shall accrue at a rate per annum (the "Interest Rate") equal to the "prime rate" published in The Wall Street Journal from time to time, plus three percent (3%). The prime rate shall be increased or decreased as the case may be for each increase or decrease in the prime rate in an amount equal to such increase or decrease in the prime rate; each change to be effective as of the day of the change in such rate. The Interest Rate shall not at any time be less than eight percent (8.0%). Interest shall be (i) calculated daily on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing one (1) calendar month from the First Advance Date (defined below) and on the first business day of each consecutive calendar month thereafter until the Maturity Date (and on the Maturity Date), whether by acceleration or otherwise (each, a "Repayment Date").

         1.3 Minimum Monthly Principal Payments. Amortizing payments of the aggregate principal amount outstanding under this Note at any time (the "Principal Amount") shall begin three calendar months from the First Advance Date and shall recur on the first business day of each succeeding month thereafter until the Maturity Date (each, an "Amortization Date"). Subject to
Article 3 below, beginning on the first Amortization Date, the Borrower shall make monthly payments to the Holder on each Repayment Date equal to that portion of the Principal Amount set forth in the amortization schedule annexed hereto (the "Monthly Amount"), together with any accrued but unpaid interest thereon to such Repayment Date and any and all other unpaid amounts then due, accrued, payable or owing under this Note, the Security and Purchase Agreement or any Related Agreement (as defined in the Security and Purchase Agreement). Any Principal Amount that remains outstanding on the Maturity Date shall be due and payable on the Maturity Date.

         1.4 Currency. All principal, interest and other amounts owing under this Note, the Security and Purchase Agreement or any Related Agreement that, in accordance with their terms, are paid in cash shall be paid in US dollars. All amounts denominated in other currencies shall be converted in the US dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "Exchange Rate" means, in relation to any amount of currency to be converted into US dollars pursuant to this Note, the US dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

         1.5      Taxes.

         (a) Any and all payments by the Borrower hereunder, including any amounts received on redemption of the Note and any amounts on account of interest or deemed interest, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income or franchise taxes of the Holder by the jurisdiction in which such person is organized or has its principal office (all such non-excluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Holder, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.4) the Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

         (b) In addition, Borrower agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note ("Other Taxes"). The Borrower shall deliver to the Holder official receipts, if any, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes or other evidence of payment reasonably acceptable to the Holder.

         (c) The obligations of the Borrower under this Section 1.4 shall survive the termination of this Note and the payment of the Note and all other amounts payable hereunder.

                                   ARTICLE II
                                    REPAYMENT

         2.1 Optional Redemption in Cash. The Borrower will have the option of prepaying this Note ("Optional Redemption") by paying to the Holder the Prepayment Premium (as hereinafter defined) together with accrued but unpaid interest thereon to the Redemption Payment Date (as hereinafter defined) and any and all other unpaid amounts then due, accrued, payable or owing to the Holder under this Note, the Security and Purchase Agreement or any Ancillary Agreement (the "Redemption Amount"). The "Prepayment Premium" for the period commencing on the date hereof up to and including the Maturity Date, shall be equal to one hundred and thirty percent (130%) of the Principal Amount. The Borrower shall deliver to the Holder a written notice of redemption (the "Notice of

Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be ten (10) business days after the date of the Notice of Redemption (the "Redemption Period"). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

         2.2 Maturity; Surrender, Etc. In the case of a repayment of this Note pursuant to this Article II, the Principal Amount of this Note to be repaid shall mature and become due and payable on the applicable Redemption Payment Date together with interest on such Principal Amount accrued to such date and any other amount due and payable under this Note, the Purchase Agreement or any Ancillary Agreement to the extent that such amounts are outstanding as of the applicable Redemption Payment Date. From and after such date, unless the Borrower shall fail to pay such Principal Amount when so due and payable together with the interest and other amounts as aforesaid, interest on such Principal Amount shall cease to accrue. The Holder shall make the appropriate reduction to the Principal Amount, accrued interest and other amounts due, accrued, payable or owing as entered in its records and shall provide written notice thereof to the Borrower within one (1) Business Day of the applicable Payment Date. If this Note is paid in full, it shall be surrendered to the Borrower and cancelled and shall not be reissued and no note shall be issued in lieu of any paid Principal Amount of this Note.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 Conditions Precedent. The following conditions precedent shall be satisfied by the Borrower prior to the date upon which the Loan shall be advanced by the Holder to the Borrower (the "First Advance Date"):

         (a) The Borrower shall obtain the Holder's prior consent to the advance of the Loan;

         (b) The Borrower shall obtain the Holder's prior consent to the First Acquisition (as defined below);

         (c) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that the Borrower has completed the acquisition of Pacific Geo Exchange Inc. ("Pacific") and the indirect acquisition of its wholly-owned subsidiary Earth Source Energy Inc. ("Earth Source") (together, the "First Acquisition", and such date of completion of the First Acquisition herein referred to as the "First Acquisition Closing Date");

         (d) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that the Holder has a first priority security interest over all of the personal property and assets of the Borrower, Essential Innovations Corp. ("Essential"), Pacific and Earth Source in respect of which the Holder shall take a security interest pursuant to the Master Security Agreement in favour of the Holder dated as of the date hereof granted by the Borrower and Essential (the "Master Security Agreement") and supplemented by the Joinder and Confirmation of Security Agreement granted by Pacific and Earth Source dated as of the date hereof (the "Joinder and Confirmation of Security Agreement");

         (e) All Ancillary Agreements (as such term is defined in the Security and Purchase Agreement) shall have been executed and delivered by the Borrower and Essential to the Holder dated as of the date hereof;

         (f) The Joinder and Confirmation of Security Agreement shall have been executed and delivered by Pacific and Earth Source to the Holder whereby Pacific and Earth Source are added as parties to the Ancillary Agreements including, without limitation, (i) the Subsidiary Guaranty (ii) the Security and Purchase Agreement, (iii) the Master Security Agreement, and (iv) the Share Pledge Agreement;

         (g) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that there has been no Material Adverse Effect (as defined in the Security and Purchase Agreement) in respect of the Borrower, Essential, Pacific and Earth Source as of March 2, 2006; and

         (h) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that any other conditions of advance set forth in the Security and Purchase Agreement have been satisfied by the Borrower, Essential, Pacific and Earth Source,

and upon delivery or confirmation thereof, as the case may be, the Holder shall make the Loan available to the Borrower and shall instruct the Escrow Agent to advance the Loan to the Borrower.

                                   ARTICLE IV
                EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

         4.1 Events of Default. The occurrence of an Event of Default under the Security and Purchase Agreement shall constitute an event of default ("Event of Default") hereunder.

         4.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Borrower shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

         4.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, acting reasonably and in good faith, in addition to all rights and remedies of the Holder under the Security and Purchase Agreement and the other Ancillary Agreements and all obligations and liabilities of the Borrower under the Security and Purchase Agreement and the other Ancillary Agreements, to require the Borrower to make a Default Payment ("Default Payment"). The Default Payment shall be one hundred thirty percent (130%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes, the Security and Purchase Agreement and/or the Ancillary Agreements, then to accrued and unpaid interest due on the Notes and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 4.3.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         5.2 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively received: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address provided in the Security and Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Security and Purchase Agreement for such Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

         5.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument issued pursuant to Section 5.4 hereof, as it may be amended or supplemented.

         5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security and Purchase Agreement. This Note shall not be assigned by the Borrower without the consent of the Holder.

         5.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York and waive trial by jury. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favour of the Holder. The Borrower acknowledges that legal counsel participated in the preparation of this Note and, therefore, stipulates that the rules of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favour any party against the other party.

         5.6      Judgment Currency.

         (a) If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 5.6 referred to as the "Judgment Currency") an amount due in US dollars under this Note, the conversion shall be made at the Exchange Rate prevailing on the business day immediately preceding:

                  (i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

                  (ii) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this paragraph 5.6(a)(ii) being hereinafter referred to as the "Judgment Conversion Date")

         (b) If in the case of any proceeding in the court of any jurisdiction referred to in paragraph 5.6(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

         (c) Any amount due from the Borrower under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Note.

         5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

         5.8 Security Interest and Guarantee. The Holder has been granted a security interest (i) in all assets of the Borrower and its Subsidiaries as more fully described in the Security and Purchase Agreement dated as of the date hereof and (ii) the Share Pledge Agreement dated as of the date hereof. The obligations of the Borrower under this Note are guaranteed by certain Subsidiaries of the Borrower pursuant to the Subsidiary Guaranty as of the date hereof.

         5.9 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         5.10 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay to Holder reasonable costs of collection, including reasonable legal fees.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 2nd day of March, 2006.


                                        ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
                                        By: /s/ Jason McDiarmid
                                        Name Jason McDiarmid
                                        Title President/CEO

                              AMORTIZATION SCHEDULE

   Months                     Monthly Amortization             Total for Year
   ------                     --------------------             --------------
   0 to 4                           US$0                             N/A
    to 36                        US$62,500                       US$2,000,000